EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ambac Assurance Corporation:

         We consent to the incorporation by reference in the registration statement (No. 333-56242) of Bear Stearns Asset Backed Securities, Inc. (the "Registrant"), and in the Prospectus Supplement of the Registrant (the "Prospectus Supplement"), via the Form 8-K of the Registrant dated April 4, 2002, of our report dated January 23, 2002 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 26, 2002, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.


                                 /s/ KPMG LLP


New York, New York
April 3, 2002



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